Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Fourth Quarter and Year End Results

WINSTON-SALEM, N.C., February 17, 2011 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported net income for the quarter ended December 31, 2010 of $26.8 million compared to net income of $54.0 million for the third quarter of 2010 and a net loss of $79.1 million for the fourth quarter of 2009.  The 2010 fourth quarter diluted income per share was $1.76 compared to diluted income per share of $3.56 for the 2010 third quarter and a diluted loss per share of $5.26 for the fourth quarter of 2009.

Net income for the year ended December 31, 2010 was $132.1 million (including a $29.6 million gain attributable to the repurchase of long-term debt reported as an extraordinary item) compared to a net loss of $595.6 million for the year ended December 31, 2009.  The diluted income per share was $8.72 ($6.76 per share before the extraordinary item) for the year ended December 31, 2010 compared to a diluted loss per share of $39.70 for the year ended December 31, 2009.

Ken Jones, President and CEO, said, “The same improvements we saw earlier in the year continued into the fourth quarter.  We continued to experience a decline in the amount of risk in default that contributed to the sixth consecutive quarter of reserve decreases.  Net reserves decreased by $130.0 million during the 2010 fourth quarter, of which approximately 25% of the decrease was attributable to a change in the frequency factors utilized in our reserve assumptions.  Persistency, the key driver of our earned premiums, remained at elevated levels compared to historical norms.  While there were macro-level improvements in 2010 that benefited our financial position, we remain cautious about the outlook for the U.S. economy in 2011 due to the slow pace of the  recovery, lingering high unemployment rates and depressed home prices.

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.   While our financial position has improved over the last three quarters, our deficit in assets remains substantial and was $586.2 million at December 31, 2010.  We continue to believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums may not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2010 fourth quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Fourth Quarter 2010”.

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(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)

	2010	2009	2010	2009
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	$40,920	$34,891	$203,416	$179,658
Net investment income	8,658	9,739	38,774	44,133
Net realized investment (losses) gains	(950)	649	12,516	1,354
Other income	60	12,536	23	12,666
Total revenues	48,688	57,815	254,729	237,811
Losses and Expenses:
Net settled claims	139,435	153,749	562,007	515,413
Increase (decrease) in reserves	(129,993)	(30,195)	(462,732)	272,553
Loss adjustment expenses	322	5,370	10,358	19,661
Net losses and loss adjustment expenses	9,764	128,924	109,633	807,627

Interest expense	3,836	2,243	11,763	6,034
Other operating expenses	8,319	8,160	30,878	35,911
Total losses and expenses	21,919	139,327	152,274	849,572

Income (loss) before taxes and extraordinary item	26,769	(81,512)	102,455	(611,761)
Income tax benefit	-	(2,368)	-	(16,129)
Income (loss) before extraordinary item	26,769	(79,144)	102,455	(595,632)
Extraordinary item - gain from repurchase and retirement of long-term debt	-	-	29,640	-
Net income (loss)	$26,769	$(79,144)	$132,095	$(595,632)

Per Share Information:
Diluted income (loss) per share before extraordinary item	$1.76	$(5.26)	$6.76	$(39.70)
Diluted income per share for extraordinary item	-	-	1.96	-
Diluted income (loss) per share	$1.76	$(5.26)	$8.72	$(39.70)

Diluted weighted average common stock and common
stock equivalents outstanding (in thousands of shares)	15,204	15,059	15,152	15,002

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)
	December 31,	December 31,
	2010	2009
	(Dollars in thousands except per share amounts)

Assets:
Invested assets:
Fixed maturities, available for sale, at market	$812,335	$784,830
Short-term investments	39,561	26,651
	851,896	811,481

Cash and cash equivalents	38,762	21,839
Reinsurance recoverable	40,806	233,499
Other assets	60,161	58,007
Total assets	$991,625	$1,124,826

Liabilities:
Losses and loss adjustment expenses	$1,060,036	$1,537,043
Unearned premiums	9,057	12,153
Long-term debt	-	34,540
Deferred payment obligation	415,657	168,386
Other liabilities	93,075	79,062
Total liabilities	1,577,825	1,831,184

Stockholders' deficit:
Accumulated deficit	(719,046)	(851,141)
Accumulated other comprehensive income	18,609	30,782
Other equity accounts	114,237	114,001
Deficit in assets	(586,200)	(706,358)
Total liabilities and stockholders' deficit	$991,625	$1,124,826

Common shares outstanding	15,258,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,

	(Unaudited)
	2010	2009
	(Dollars in Thousands)
OPERATING ACTIVITIES
Net income (loss)	$132,095	$(595,632)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Increase (decrease) in loss and unearned premium reserves	(480,103)	345,493
Decrease (increase) in amounts due to/from reinsurer	192,693	(83,363)
Net realized investment losses	(12,516)	(1,354)
Extraordinary gain on repurchase of long-term debt	(29,640)	-
Decrease in deferred income taxes	-	(13,311)
Increase in deferred payment obligation	247,271	168,386
Other operating activities	8,058	44,871
Net cash provided by (used in) operating activities	57,858	(134,910)

INVESTING ACTIVITIES
Purchases of investment securities	(469,283)	(182,251)
Sales and maturities of investment securities	445,545	284,188
(Increase) decrease in short-term investments	(12,911)	13,915
Other investing activities	620	957
Net cash (used in) provided by investing activities	(36,029)	116,809

FINANCING ACTIVITIES
Repurchase of long-term debt	(4,906)	-
Net cash used in financing activities	(4,906)	-

Net increase (decrease) in cash	16,923	(18,101)
Cash at beginning of year	21,839	39,940
Cash at end of year	$38,762	$21,839

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
(Dollars in thousands)	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Revenue:
Earned premiums	$40,920	$44,278	$72,330	$45,888	$34,891
Net investment income	8,658	9,681	10,561	9,873	9,739
Realized investment (losses) gains	(950)	14,694	(985)	(242)	649
Other income (expense)	60	(29)	-	(8)	12,536
Total revenues	48,688	68,624	81,906	55,511	57,815
Losses and Expenses:
Net settled claims	139,435	132,139	145,460	144,973	153,749
Change in reserves	(129,993)	(97,229)	(158,058)	(77,453)	(30,195)
Loss adjustment expenses	322	491	4,828	4,718	5,370
Net losses and LAE expense (benefit)	9,764	35,401	(7,770)	72,238	128,924
Interest expense	3,836	2,642	2,816	2,469	2,243
Other operating expenses	8,319	6,206	7,021	9,332	8,160
Total losses and expenses	21,919	44,249	2,067	84,039	139,327
Income (loss) before taxes and extraordinary item	26,769	24,375	79,839	(28,528)	(81,512)
Income taxes (benefit)	-	-	717	(717)	(2,368)
Income (loss) before extraordinary item	26,769	24,375	79,122	(27,811)	(79,144)
Extraordinary item - gain from repurchase and retirement of long-term debt	-	29,640	-	-	-
Net income (loss)	$26,769	$54,015	$79,122	$(27,811)	$(79,144)

	Condensed Balance Sheets As Of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Assets
Invested assets	$851,896	$905,758	$936,158	$957,115	$811,481
Cash	38,762	36,823	35,576	38,662	21,839
Reinsurance recoverable	40,806	48,155	49,829	52,963	233,499
Other assets	60,161	65,416	64,000	54,406	58,007
Total assets	$991,625	$1,056,152	$1,085,563	$1,103,146	$1,124,826

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$1,060,036	$1,200,518	$1,307,028	$1,468,719	$1,537,043
Long-term debt	-	-	34,546	34,543	34,540
Deferred payment obligation	415,657	351,720	292,169	229,953	168,386
Accrued expenses and other liabilities	102,132	99,292	99,965	102,677	91,215
Total liabilities	1,577,825	1,651,530	1,733,708	1,835,892	1,831,184
Deficit in assets	(586,200)	(595,378)	(648,145)	(732,746)	(706,358)
Total liabilities and stockholders' deficit	$991,625	$1,056,152	$1,085,563	$1,103,146	$1,124,826